SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

      Date of Report (Date of earliest event reported): November 24, 2008

                                FONAR CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                         0-10248                       11-2464137
---------------                   ------------               -------------------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                                110 Marcus Drive
                            Melville, New York 11747
                                 (631) 694-2929
                -------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under   the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 24, 2008, Fonar Corporation (the "Company") was notified by The NASDAQ Stock Market LLC that the NASDAQ Listing Qualifications Panel determined to continue the listing of the Company's common stock on The NASDAQ Capital Market, notwithstanding the Company's failure to solicit proxies and hold its annual meeting for the prior fiscal year in a timely manner, as required by Marketplace Rules 4350(g) and 4350(e), respectively. The Company held a combined annual meeting for the current and prior fiscal years on November 17, 2008. Notwithstanding the Panel's decision to continue the Company's listing on The NASDAQ Stock Market, the Panel issued a public reprimand to the Company for failure to hold its annual meeting for the prior fiscal year in a timely manner.

Item 8.01 Other Events: Determination of NASDAQ Hearings Panel.

On November 24, 2008, the Company was notified by The NASDAQ Stock Market LLC that the NASDAQ Listing Qualifications Panel determined to continue the listing of the Company's common stock on The NASDAQ Capital Market, subject to the condition that, on or before January 15, 2009, the Company file a Current Report on Form 8-K with the Securities and Exchange Commission, evidencing shareholders' equity of at least $2.5 million, or demonstrate compliance with one of the alternative listing criteria.

Exhibits

99. Press Release dated December 1, 2008


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian

                                                    President and Chairman

Dated: December 1, 2008